   As filed with the Securities and Exchange Commission on October 23, 2000

                                              Registration No. 333-_____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            _______________________

                      GASONICS INTERNATIONAL CORPORATION
              (Exact name of issuer as specified in its charter)

          Delaware                                           94-2159729
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                            404 East Plumeria Drive
                            San Jose, CA 95134-1912
              (Address of principal executive offices) (Zip Code)

                            _______________________

            GAMMA PRECISION TECHNOLOGY, INC. 1998 STOCK OPTION PLAN
                           (Full title of the plans)

                            _______________________

                                Asuri Raghavan
                     Chief Executive Officer and President
                      Gasonics International Corporation
                            404 East Plumeria Drive
                            San Jose, CA 95134-1912
                    (Name and address of agent for service)
                                (408) 570-7400
         (Telephone number, including area code, of agent for service)

                            _______________________

                        CALCULATION OF REGISTRATION FEE

                                                                                Aggregate
                                           Amount to be      Offering Price      Offering        Amount of
   Title of Securities to be Registered    Registered(1)      per Share(2)       Price(2)     Registration Fee
================================================================================================================
Gamma Precision Technology, Inc.           64,774 shares         $3.06         $198,208.44         $52.33
1998 Stock Option Plan
(as assumed by Registrant)
 ------------------------
Common Stock, $0.001 par value
----------------------------------------------------------------------------------------------------------------

     (1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Gamma Precision Technology 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

     (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

             Gasonics International Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the Commission on December 23, 1999, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999, March 31, 2000 and June 30, 2000 filed with the Commission on February 8, 2000, May 9, 2000 and August 8, 2000, respectively;

         (c) The Registrant's Current Report on Form 8-K filed with the Commission on September 27, 2000;

         (d) The Registrant's Registration Statement No. 000-23372 on Form 8-A filed with the Commission on February 4, 1994 pursuant to Section 12 of the 1934 Act, together with Amendment No. 1 to the Form 8-A filed with the Commission on March 9, 1994, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

             All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Capital Stock
         ----------------------------

             Inapplicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

             Inapplicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

            The Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation that limit the liability of its directors in certain instances. As permitted by the Delaware General Corporation Law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Registrant or its stockholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the Registrant's best interests or the best interest of the Registrant's stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Registrant or its stockholders, or that show a reckless disregard for his duty to the Registrant or its stockholders in circumstances in which he was, or should have been, aware, in the ordinary course of performing his duties, of a risk of serious injury to the Registrant or its stockholders, or (iii) based on transactions between the Registrant and its directors or another corporation with interrelated directors or on improper distributions, loans, or guarantees under applicable sections of the Delaware General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. The limitation may relieve the directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers. No claim or litigation is currently pending against the Registrant's directors that would be affected by the limitation of liability.

            The Registrant's Amended and Restated Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law. The Registrant had entered into separate indemnification agreements with its directors and officers, which may require the Registrant, among other things, to indemnify the directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. To the extent the Registrant may be required to make substantial payments under the indemnification agreements that are not covered by insurance, the Registrant's available cash and stockholder's equity would be adversely affected.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

            Inapplicable.

Item 8.  Exhibits
         --------

Exhibit Number      Exhibit
--------------      -------

  4.0               Instruments Defining Rights of Stockholders. Reference is
                    made to Registrant's Registration Statement No. 000-23372 on
                    Form 8-A, and the exhibits thereto, and Amendment No. 1
                    thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
  5                 Opinion of Brobeck, Phleger & Harrison LLP.
  23.1              Consent of Arthur Andersen LLP, Independent Public
                    Accountants.
  23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
  24.0              Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
  99.1              Gamma Precision Technology, Inc. 1998 Stock Option Plan (as
                    Assumed by Registrant).
  99.2              Gamma Precision Technology, Inc. Form of Stock Option
                    Agreement.
  99.3              Form of Option Assumption Agreement.

Item 9.  Undertakings.
         -------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided,
                                                                    --------
however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Gamma Precision Technology, Inc. 1998 Stock Option Plan (as Assumed by Registrant).

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 23rd day of October, 2000.

                              GASONICS INTERNATIONAL CORPORATION


                              By /s/ Asuri Raghavan
                                 _________________________________________
                                 Asuri Raghavan
                                 President, Chief Executive Officer and
                                 Director


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of Gasonics International Corporation, a Delaware corporation, do hereby constitute and appoint Asuri Raghavan, President and Chief Executive Officer, and Rammy Rasmussen, Vice President of Finance and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                    Title                                        Date
----------                    -----                                        ----

/s/ Asuri Raghavan            President, Chief Executive Officer and       October 23, 2000
------------------            Director (Principal Executive Officer)
Asuri Raghavan


/s/ Rammy Rasmussen                Vice President of Finance and                         October 23, 2000
----------------------             Chief Financial Officer
Rammy Rasmussen                    (Principal Financial and Accounting Officer)



/s/ David Toole                   Chairman of the Board of Directors                     October 23, 2000
----------------------
David Toole


_______________________            Director
Monte M. Toole


_______________________            Director
Kenneth L. Schroeder


_______________________            Director
Joseph Van Poppelen


/s/ Kenneth M. Thompson            Director                                               October 23, 2000
------------------------
Kenneth M. Thompson

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number         Exhibit
------         -------

  4.0          Instruments Defining Rights of Stockholders. Reference is made to
               Registrant's Registration Statement No. 000-23372 on Form 8-A,
               and the exhibits thereto, and Amendment No. 1 thereto, which are incorporated herein by reference pursuant to Item 3(d) of this
               Registration Statement.
  5            Opinion of Brobeck, Phleger & Harrison LLP.
  23.1         Consent of Arthur Andersen LLP, Independent Public Accountants.
  23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
  24.0         Power of Attorney. Reference is made to page II-4 of this
               Registration Statement.
  99.1         Gamma Precision Technology, Inc. 1998 Stock Option Plan (as
               Assumed by Registrant).
  99.2         Gamma Precision Technology, Inc. Form of Stock Option Agreement.
  99.3         Form of Option Assumption Agreement.